Exhibit 10.33

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”), is made as of this 15th day of, JUNE, 2012, by and between DIV DANBURY 187, LLC, a Delaware limited liability company and DIV LINDEN 187, LLC, a Delaware limited liability company, both having a place of business at c/o Davis Marcus Partners, Inc., One Appleton Street, Boston, Massachusetts 02116 (collectively, the “Landlord”), as landlord, and SIRIUSDECISIONS, INC., a Delaware corporation, having a place of business at 187 Danbury Road, Wilton, Connecticut 06897 (hereinafter called “Tenant”), as tenant.

WITNESSETH:

WHEREAS, Landlord is the owner of that certain building (the “Building”) located at 187 Danbury Road, Wilton, Connecticut (the “Property”);

WHEREAS, Landlord and Tenant entered into a certain Lease for a portion of the Building dated as of March 27, 2006 (the “Original Lease”), as amended by the certain Amendment to Lease dated as of March 27, 2008 (the “First Amendment”; and together with the Original Lease, the “Original Amended Lease”) pursuant to which Tenant leases certain space at the Building consisting of 5,855 rentable square feet in area (the “Premises”) as more particularly described in the Original Amended Lease;

WHEREAS, Landlord and Tenant desire to extend the term of Tenant’s occupancy of the Premises pursuant to the terms of the Original Amended Lease;

WHEREAS, Landlord and Tenant desire to relocate the Premises within the Building;

WHEREAS, Landlord and Tenant desire to amend the Original Amended Lease as specified herein in order to accomplish the foregoing objectives and any others as described hereby;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, Landlord and Tenant hereby agree that:

A.Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have the meanings ascribed to them in the Original Amended Lease. From and after the effective date hereof, the term “Lease” as used in the Original Amended Lease shall mean and refer to the Original Amended Lease as amended by this Second Amendment.

B.Lease Amendment. Landlord and Tenant agree to amend the Original Amended Lease as follows:

1.Premises. Effective as of the Second Amendment Effective Date (defined in Section C of this Second Amendment), Section 1.1 of the Original Amended Lease is hereby deleted in its entirety and replaced with the following:

“1.1Premises. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant and Tenant accepts from Landlord, certain space shown on Exhibit A (rev. 2) attached hereto and made a part hereof, containing 17,744 rentable square feet in area (the “Premises”), situated in the office building located at 187 Danbury Road, Wilton, Connecticut (the “Building”). The Building comprises two wings, one of which is known as the “Courtside Building” and the other which is known as the “Riverview Building”. The Premises is located in the Courtside Building. The Premises, Building, the “Common Areas” (defined below) and the land upon which the same are located, which is legally described in Exhibit B (the “Land”), together with all other improvements thereon and thereunder are collectively referred to as the “Property”.”

2.Parking. Effective as of the Second Amendment Effective Date, Section 1.3 of the Original Amended Lease is hereby amended by deleting the phrase “one (1) covered reserved parking space” contained therein and replacing the same with the phrase “three (3) covered reserved parking spaces”.

3.Term. Effective as of the date hereof, Section 2.1 of the Original Amended Lease is hereby deleted in its entirety and replaced with the following:

“2.1Lease Term. The Premises are leased for a term (the “Initial Term”) to commence on June 23, 2006 (the “Commencement Date”) and shall end on the date (the “Expiration Date”) that is thirteen (13) “Lease Years” (as defined below) after the Rent Commencement Date (as defined herein) unless sooner terminated as herein provided. If Tenant exercises its option to extend the term pursuant to Section 17.1, the Expiration Date shall be extended in accordance with Article 17 hereof (the “Initial Term” hereof, and as so extended, the “Term”). If Landlord gives and Tenant accepts possession prior to the Commencement Date, such occupancy shall be subject to all the terms and conditions of this Lease and rent and other charges shall be prorated to the date that Tenant takes possession of the Premises. The first “Lease Year” shall begin on the Commencement Date and shall end on the last day of the twelfth (12th) full calendar month following the Rent Commencement Date. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months beginning on the first day following the end of the immediately preceding Lease Year; provided, however that the seventh (7th)Lease Year hereof shall consist of the thirteen consecutive calendar months following the end of the sixth (6th)Lease Year hereof (i.e. ending as of July 31, 2013) and each succeeding Lease Year thereafter shall consist of twelve (12) consecutive calendar months as aforesaid. As used herein, the term “Rent Commencement Date” shall mean and refer to July 1, 2006.”

4.Delivery of Premises. Effective as of the Second Amendment Effective Date, Article 3 of the Original Amended Lease is hereby deleted in its entirety and replaced with the following:

“ARTICLE 3 COMPLETION AND OCCUPANCY OF THE PREMISES

3.1Delivery of the Premises. Landlord leases the Premises to the Tenant “AS IS.” Landlord makes no representations or warranties whatsoever with respect to the Premises. Tenant acknowledges that it has had full, adequate and complete opportunity to inspect the Premises, and that it is fully and completely satisfied therewith. If any repairs, improvements or work should be necessary to prepare the Premises for Tenant’s use and occupancy, Tenant shall perform such additional work at its own cost and expense, and shall comply with Article 8 in doing so.

3.2.Tenant's Systems. Tenant, at its sole expense, shall design, install, construct and maintain Tenant's data, telephone, audio-visual, internet and video systems (“Tenant's Communications Systems”) and Tenant's furniture and furniture systems (collectively, the “Tenant's Systems”) within the Premises and the related wiring within the Building necessary for the operation thereof. Landlord will permit Tenant and its agents, architects, engineers, space planners, contractors, subcontractors, suppliers and materialmen (“Tenant's Agents and Consultants”) to have access to the Premises and the Building (at the sole risk of such parties and without liability to Landlord) for such purposes subject to the terms and conditions of this Lease. The design, plans and specifications for the wiring, cabling and equipment for Tenant's Communication System, and its locations and connections from within the Premises to the Building risers, conduits and systems shall be subject to Landlord's prior review and approval. Tenant shall provide Landlord with reasonable prior written notice of any construction work relating to Tenant's Systems that involves any Building systems, and all such work shall be coordinated with Landlord and subject to Landlord supervision.”

5.Base Rent. Effective as of the date hereof, Section 4.1 of the Original Amended Lease is hereby deleted in its entirety and replaced with the following:

“4.1 Annual Base Rent.

4.1.1Schedule Monthly Rent Payments. Beginning with the Commencement Date and continuing throughout the Term, Tenant shall pay to or upon the order of Landlord an annual rental (the “Annual Base Rent”) as set forth below which shall be payable in consecutive monthly installments on or before the first day of each calendar month in advance in the monthly amount set forth below:

Period	Annual Base Rent	Annual Base Rent per Rentable Square Foot	Monthly Base Rent
Commencement Date-
Rent Commencement	$0.00	$0.00	$0.00
Date
Rent Commencement
Date- End of Lease	$83,305.00	$27.50	$7,108.75
Year 1
Lease Year 2	$88,407.00	$28.50	$7,367.25
Lease Year 3	$184,441.44	$31.50	$15,370.12
Lease Year 4	$190,296.39	$32.50	$15,858.03
Lease Year 5	$196,151.39	$33.50	$16,345.95
Lease Year 6	$207,847.15	$35.50	$17,320.60
07/01/12- Second
Amendment Effective	$213,693.15	$36.50	$17,807.76
Date
Second Amendment	$561,446.40	$31.64	$46,787.20
Effective Date- End of
Lease Year 7
Lease Year 8	$532,320.00	$30.00	$44,360.00
Lease Year 9	$545,628.00	$30.75	$45,469.00
Lease Year 10	$558,936.00	$31.50	$46,578.00
Lease Year 11	$572,244.00	$32.25	$47,687.00
Lease Year 12	$585,552.00	$33.00	$48,796.00
Lease Year 13	$598,860.00	$33.75	$49,905.00

4.1.2Manner of Payment. All payments of rent shall be made without demand, deduction, counterclaim, set-off, discount or abatement in lawful money of the United States of America. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Annual Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30)-day month.”

6Additional Rent - Definitions. Effective as of the Second Amendment Effective Date, Section 5.1 of the Original Amended Lease is hereby amended as follows:

(a)by deleting the phrase “Calendar year 2008” contained in each of the definition of “Base Tax Year” and “Base Expense Year” and replacing the same with the phrase “Calendar year 2012” in each such definition, respectively; and

(b)by deleting the phrase “four and thirty hundredths percent (4.30%)” contained in the definition of “Tenant’s Share” and replacing the same with the phrase “thirteen and two hundredths percent (13.02%)”.

7.OFAC List.Effective as of the date hereof, a new Section 16.19 is hereby added to the Original Amended Lease as follows:

“16.19 OFAC List. Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant's identityor to comply with anylegal requirement or applicable laws. Tenant acknowledges and agrees that as a condition to the requirement or effectiveness of any consent by Landlord to any assignment, subletting or other transaction pursuant to Article 12 of this Lease, Tenant shall cause the assignee, sublessee or other transferee, as applicable, for the benefit of Landlord, to reaffirm, on behalf of such party, the representations of, and to otherwise comply with the obligations set forth in, this Section 16.19, and it shall be reasonable for Landlord to refuse to consent to an assignment, subletting or other transaction in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in this Section 16.19 shall at Landlord’s election be a default under this Lease for which there shall be no cure. This Section 16.19 shall survive the termination or earlier expiration of the Lease.”

8.Extension Right. Effective as of the date hereof, the Extension Option granted in the Original Lease is hereby reinstated by making the following changes to the Original Amended Lease:

(a)Section J of the First Amendment is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”, it being agreed and acknowledged by the parties hereto that (i) the Extension Option is hereby reinstated subject to the terms and conditions of Article 17 of the Original Lease, and (ii) any deletion of said Article 17 by the First Amendment is hereby null and void and without recourse to either party hereto; and

(b)Section 17.1.2 of the Original Amended Lease (reinstated pursuant to the provisions of subsection (a), above) is hereby amended by deleting the phrase “two hundred seventy (270) days” and replacing the same with the phrase “twelve (12) months”.

9.Termination Option. Effective as of the Second Amendment Effective Date, a new Article 18 is hereby added to the Original Amended Lease as follows:

ARTICLE 18 TERMINATION OPTION

18.1 Conditions for Exercise. Tenant shall have the option (the “Termination Option”) to terminate this Lease effective on November 1, 2016 (the “Termination Effective Date”), provided, however, the exercise and effectiveness of such right is expressly subject to the following terms and conditions:

(a)Landlord fails to deliver to Tenant a written proposal (the” Expansion Proposal”) for the leasing of space in the Building comprising at least 3,000 square feet of rentable area within either the Courtside Building or the Riverside Building (provided that any such Riverside Building space have an entry no more than twenty (20) feet from the bridge located on the Property) (such space, as applicable, the “Expansion Premises”) prior to on or before November I, 2015 (the “Expansion Proposal Deadline”);

(b)Following Landlord’s failure to timely deliver the Expansion Proposal, Tenant delivers written notice (the “Lease Termination Notice”) to Landlord within thirty (30) days after the Expansion Proposal Deadline (i.e., on or before November 30, 2015) (such period, the “Termination Notice Period”) which written notice must expressly state Tenant’s intention to terminate this Lease as of the Termination Effective Date due to Landlord’s failure to deliver an Expansion Proposal prior to the Expansion Proposal Deadline;

(c)Tenant shall, on or before April 1, 2016 (the “New Lease Notice Date”), deliver written notice to Landlord (the “New Lease Notice”) containing reasonably detailed evidence that Tenant has entered into a lease at another location by which Tenant shall lease a minimum of 20,744 rentable square feet of rentable area within the Fairfield County market;

(d)No Event of Default shall have occurred and be continuing at the time that Tenant provides the Lease Termination Notice or at the Termination Effective Date; and

(e)Tenant shall deliver to Landlord the “Termination Payment” (as defined in Section 18.2, below) in full, in the manner prescribed for the payment of rent in Section 4.1.2 hereof, concurrently with the New Lease Notice.

Notwithstanding anything to the contrary contained in this Section 18.1, in the event that Tenant fails to fulfill any of the requirements stated in subsections (a) through (e), above, then Tenant’s exercise of the Termination Option shall, at Landlord’s option, be ineffective and Landlord shall have the right to reject Tenant’s exercise of the Termination Option by providing written notice to such effect to Tenant on or before April 16, 2016, with respect to any failure to fulfill any of the requirements stated in subsections (a), (b), (c) or (e), above, and on or before the Termination Effective Date with respect to any such failure stated in subsection (d) above (as applicable, the “Rejection Notice”). If Landlord’s right to deliver a Rejection Notice has properly accrued, then upon timely delivery of the Rejection Notice by Landlord, any Termination Notice delivered by Tenant shall be null and void and without recourse to either party hereto, and the Lease shall remain in full force and effect until the expiration or earlier termination of the Lease term and Landlord shall promptly return to Tenant any Termination Payment received thereby in accordance with this Article 18, if any.

18.2 Termination Payment. In consideration of Landlord granting Tenant the Termination Option, Tenant agrees that if Tenant exercises its Termination Option in accordance with the terms and conditions stated in Section 18.1 hereof, Tenant shall pay to Landlord a sum (the “Termination Payment”) equal to the full unamortized balance of all transaction costs paid or incurred by Landlord in connection with the extension of this Lease in accordance with the Second Amendment, including, without limitation, the cost of completion of the Second Amendment Tenant Improvements, leasing brokerage commissions, Rent abatements, sublease rent forgiveness, rent equalization, architectural and engineering consulting fees and legal and other third party fees paid by Landlord in respect of the Second Amendment, amortized at an annual interest rate of nine percent (9.00%) per annum over the course of the period from August I, 2013 to July 31, 2019. Landlord shall provide a calculation of the Termination Payment within ten (10) business days of Tenant’s request, such request to be submitted once during the Term and no sooner than one hundred eighty (180) days following the Second Amendment Effective Date.

18.3 Acceptance of Expansion Premises. If Landlord delivers the Expansion Proposal to Tenant in a timely manner, Landlord and Tenant agree to enter into an amendment to this Lease adding the Expansion Premises to be included in the Premises within forty-five (45) days of Landlord’s delivery of the Expansion Proposal, which such amendment shall confirm the terms and conditions as stated in the Expansion Premises and any others relative to Tenant’s use and occupancy of the Expansion Premises.”

10. Exhibits. Effective as of the Second Amendment Effective Date, Exhibit A (revised) is hereby deleted in its entirety and replaced with Exhibit A (rev. 2) attached hereto and incorporated herein.

C.Second Amendment Tenant Improvements. Landlord and Tenant hereby agree and acknowledge that Landlord shall, at its sole cost and expense, complete the Second Amendment Tenant Improvements (as defined in Exhibit A – Second Amendment Work hereto) as a condition precedent to the effectiveness of this Second Amendment. As used herein, the term “Second Amendment Effective Date” shall mean and refer to the earlier of: (1) the date on which the Second Amendment Tenant Improvements are “substantially complete” (as such term is defined in Exhibit A – Second Amendment Work hereto), or (2) the date on which Tenant commences its business operations in any part of the Second Amendment Relocation Premises (defined in Exhibit A – Second Amendment Work hereto).

D.Broker. Landlord and Tenant represent and warrant to each other that they have not had any dealings with any broker, agent or finder in connection with the transaction evidenced by this Second Amendment other than: (a) representatives of Landlord or Landlord’s managing agent, and (b) CB Richard Ellis (the “Broker”). Each party agrees to protect, indemnify, defend and hold the other harmless from and against any and all expenses with respect to any compensation, commissions and charges claimed by any broker, agent or finder, other than Broker, with respect to this Second Amendment and the negotiation thereof that is made by reason of any action or agreement by such party. Any fees due and payable to Broker with respect to this Second Amendment shall be paid by Landlord pursuant to a separate agreement between Broker and Landlord.

E.Lease Ratification. This instrument and all of the terms and provisions hereof shall be considered for all purposes to be incorporated into and made part of the Original Amended Lease. The Original Amended Lease and each provision, covenant, condition, obligation, right and power contained therein is hereby ratified and confirmed, and, as modified hereby, shall continue in full force and effect. All references appearing in the Original Amended Lease and in any related instruments shall be amended and read hereafter to be references to the Original Amended Lease as amended by this Second Amendment. In the event of any inconsistencies or conflicts between other provisions of the Original Amended Lease and the provisions of this Second Amendment, the provisions hereof shall govern and control. Except as specifically amended in this Second Amendment, the Original Amended Lease is and shall remain in full force and effect and has not been amended, modified, terminated or assigned.

F.Authority. Landlord represents and warrants to Tenant that Landlord and the person signing on its behalf are duly authorized to execute and deliver this Second Amendment and that this Second Amendment constitutes its legal, valid and binding obligation. Tenant hereby represents and warrants to Landlord that Tenant and each person signing on its behalf are duly authorized to execute and deliver this Second Amendment, and that this Second Amendment constitutes the legal, valid and binding obligation of Tenant.

G.Execution by Facsimile or Electronic Mail. The parties agree that this Second Amendment may be transmitted between them by facsimile machine or electronic mail and the parties intend that a faxed or emailed Second Amendment containing either the original and/or copies of the signature of all parties shall constitute a binding Second Amendment.

H.Governing Law/Binding Effect. The Lease and this Second Amendment and the rights and obligations of both parties thereunder and hereunder shall be governed by the laws of the State of Connecticut and shall be binding upon and inure to the benefit of the Landlord and Tenant and their respective legal representatives, successors and assigns.

I.General Provisions. This Second Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Tenant represents and warrants to Landlord that no portion of the Premises has been assigned, sublet or licensed for use by any occupant. Tenant acknowledges that Tenant has no claim of default, setoff, counterclaim or defenses and no claim of abatement, reduction, adjustments, or concessions with respect to Base Rent and/or other charges under the Lease as of the date hereof, and to the extent any of the same exist, they are hereby waived in full.

J.Effective Date. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This Second Amendment shall become effective and binding only upon execution and delivery of this Second Amendment by all of the parties hereto and approval by Landlord’s lenders as applicable.

[remainder of this page intentionally left blank- signatures on the following page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be duly executed as of the day and year first written above.

WITNESSED BY:	LANDLORD:

DIV DANBURY 187, LLC, a Delaware
limited liability company

	By:	Danbury 187 Manager Corp., its manager
Signature of Witness
Print Name:

By:
Signature of Witness	Name:
Print Name:	Title:

DIV LINDEN 187, LLC, a Delaware
limited liability company

	By:	Linden 187 Manager Corp., its manager
Signature of Witness
Print Name:

By:
Signature of Witness	Name:
Print Name:	Title:

TENANT:

SIRIUSDECISIONS, INC.,
/s/ Toni Essertier	a Delaware corporation
Signature of Witness
Print Name: Toni Essertier

/s/ Dawn Schwaeber	By:	/s/ Rich Benvenuto
Signature of Witness	Name:	Rich Benvenuto
Print Name: Dawn Schwaeber	Title:	VP

STATE OF __________________	)
	)	ss.	________________
COUNTY OF _______________	)

On this the           day of          , 2012, before me, the undersigned officer, personally appeared                                     , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the _____________________of Danbury 187 Manager Corp., a corporation, and that he/she, as such_______________, being authorized so to do, executed the foregoing instrument as the free act and deed of Danbury 187 Manager Corp. as the Manager of DIV DANBURY 187, LLC for the purposes contained therein by signing the name of Danbury 187 Manager Corp. by himself/herself as such _______________.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
[Affix Notarial Seal]			My Commission Expires:

STATE OF __________________	)
	)	ss.	________________
COUNTY OF _______________	)

On this the            day of           , 2012, before me, the undersigned officer, personally appeared                                     , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the                                      of Linden 187 Manager Corp., a corporation, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument as the free act and deed of Linden 187 Manager Corp. as the Manager of DIV LINDEN 187, LLC for the purposes contained therein by signing the name of Linden 187 Manager Corp. by himself/herself as such                         .

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
[Affix Notarial Seal]	My Commission Expires:

STATE OF	)
	)	ss.	________________
COUNTY OF	)

On this the            day of               , 2012, before me, the undersigned officer, personally appeared                                     , who acknowledged himself to be the                                          of SIRIUSDECISIONS, INC., a Delaware corporation, and that he, as such ____________________________, being authorized so to do, executed the foregoing instrument as his free act and deed and the free act and deed of the limited liability company for the purposes contained therein by signing the name of the limited liability company by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
[Affix Notarial Seal]	My Commission Expires:

SECRETARY’S CERTIFICATE

I,                                                               , Secretary of Siriusdecisions, Inc., a Delaware corporation (the “Corporation”), hereby certify that __________________, as _____________ of the Corporation has authority to execute and deliver to DIY Danbury 187, LLC and DIY Linden 187, LLC the Second Amendment to Lease related to the building located at, known as and numbered 187 Danbury Road, Wilton, Connecticut, a copy of which Second Amendment to Lease is attached hereto and made a part hereof on behalf of the Corporation.

Witness my signature on this _____ day of ________________, 2012.
Siriusdecisions, Inc.
By:
Name:
Title:	Secretary

Exhibit A- Second Amendment Work

A.1	Delivery of the Second Amendment Relocation Premises.

A.1.1Plans for Tenant Improvements. Tenant and Landlord agree and acknowledge that as of the Second Amendment Effective Date Tenant shall lease from Landlord the certain 17,744 rentable square feet of area located the third (3rd) floor of the Courtside Building (the “Second Amendment Relocation Premises”), as shown with greater detail on the certain space plan attached hereto as Exhibit B – Second Amendment Work (the “Second Amendment Concept Plan”) and which shows Tenant's leasehold improvements and installations (the “Second Amendment Tenant Improvements”). Landlord agrees to construct the Second Amendment Tenant Improvements in accordance with the Second Amendment Concept Plan and the “Second Amendment Tenant Standards” attached hereto as Exhibit C – Second Amendment Work. Tenant agrees to makes its selections of tenant finishes and materials for the Second Amendment Tenant Improvements from readily available “building standard” materials no later than June 11, 2012. Tenant shall have architectural and construction plans and drawings prepared for the Second Amendment Tenant Improvements (the “Second Amendment Final Plans”) consistent with the Second Amendment Concept Plan and the Second Amendment Tenant Standards no later than June 11, 2012 (the “Second Amendment Final Plan Delivery Date”). The Second Amendment Final Plans shall be prepared by an architect licensed to conduct business in the State of Connecticut and approved in advance by Landlord and shall be subject to Landlord’s approval (such approval to not be unreasonably delayed, withheld or conditioned). In the event that Landlord disapproves any such Second Amendment Final Plans, Tenant shall promptly resubmit the same and Landlord shall approve such plans or disapprove them setting forth its reasons for such disapproval within two (2) business days after its receipt of the resubmitted plans or specifications. Landlord shall “substantially complete” (as defined below) the Second Amendment Tenant Improvements in accordance with the Second Amendment Final Plans and deliver possession of the Second Amendment Relocation Premises to Tenant subject to the terms and conditions of this Exhibit A – Second Amendment Work.

A.1.2Target Delivery Date. Subject to Tenant’s performance of its obligations under the Original Amended Lease, Landlord shall use commercially reasonable efforts to substantially complete the Second Amendment Tenant Improvements in accordance with the Second Amendment Final Plans and to deliver possession of the Second Amendment Relocation Premises to Tenant, on or before August 1, 2012 (such date, the “Second Amendment Target Delivery Date”). Landlord’s obligation to construct the Second Amendment Tenant Improvements shall not require Landlord to incur overtime costs or expenses nor the construction of any “Specialty Work” (defined in Subsection A.2.1 hereof).

A.1.3Substantial Completion. The Second Amendment Tenant Improvements shall be deemed substantially completed when Landlord’s contractor or architect certifies to Landlord and Tenant in writing that the Second Amendment Tenant Improvements have been completed in accordance with the Second Amendment Final Plans, subject only to normal punchlist items, and Landlord, on behalf of Tenant, has obtained a letter from the applicable official of the Town of Wilton certifying the lawful use and occupancy of the Premises for the purposes specified in the Original Amended Lease; provided, however, that in the event that there is any delay in the issuance of the certificate of occupancy by the Town of Wilton pending completion of any work associated with the Tenant’s System (defined hereinafter), then the issuance of the certificate of occupancy shall not be required to establish the Commencement Date.

A.1.4Extension of Second Amendment Target Delivery Date. Notwithstanding the foregoing, if the Second Amendment Tenant Improvements are not substantially completed on or before the Second Amendment Target Delivery Date, then the Second Amendment Target Delivery Date shall be extended by the number of days of construction delay in achieving substantial completion resulting from any “Force Majeure Delay” or “Tenant Delay,” subject to the operation of Section A.2 hereof.

A.2	Delayed Delivery.

A.2.1Delay in Substantial Completion. If Landlord shall be unable to substantially complete and deliver possession of the Second Amendment Relocation Premises on or before the Second Amendment Target Delivery Date by reason of the fact that work required to be done by Landlord hereunder has not been substantially completed by that date, Landlord shall not be subject to any penalty, claim or liability nor shall the validity of this Lease or the obligations of Tenant hereunder be in any way affected except as provided in this Section below, and in no event to the extent such delay results from any of the following reasons:

(a)“Force Majeure” or any cause beyond the control of Landlord or its general contractor or subcontractors (a “Force Majeure Delay”), or

(b)delay (a “Tenant Delay”) resulting from: (i) Tenant's failure to comply with any of the delivery dates or approval dates contained in this Exhibit A – Second Amendment Work relative to the design, planning, selection of finishes and pricing for the Second Amendment Tenant Improvements, (ii) Tenant's failure to deliver the Second Amendment Final Plans on or before the Second Amendment Final Plan Delivery Date, (iii) Tenant's failure to provide response to written requests for information, approvals or disapprovals regarding Second Amendment Tenant Improvements within the time periods established in this Exhibit A – Second Amendment Work (or if not so stated, then within two (2) business days after request by Landlord or its contractors), (iv) Tenant's requests for changes in the Second Amendment Concept Plan or the Second Amendment Final Plans, or for the inclusion of materials or installations in the construction of the Second Amendment Tenant Improvements other than building standard items or items with delivery requirements that are likely to have the effect of delaying the substantial completion of the Second Amendment Tenant Improvements beyond the Second Amendment Target Delivery Date (“Specialty Work”), or (v) any acts, omissions, non-payment, defaults or misconduct of Tenant (or its agents, employees, design professionals, contractors, licensees or invitees) with respect to the construction of the Second Amendment Tenant Improvements; provided, however, that Landlord shall provide written notice to Tenant within two (2) business days of any claim of Tenant Delay and such notice shall set forth the detailed basis for such claim. As used in the Lease, the term “Force Majeure” shall mean casualty, acts of God or the elements, inability to obtain materials or services, labor disputes or strikes, delays by governmental departments in issuing permits, governmental regulations or controls, civil commotion, war or similar events.

A.2.2Effect of Tenant Delay. If Landlord is unable to substantially complete the Second Amendment Tenant Improvements and deliver possession of the Second Amendment Relocation Premises to Tenant on or before the Second Amendment Target Delivery Date as a result of any Tenant Delay, Tenant shall be financially responsible for Rent (pro-rated on a per diem basis) for the number of days of Tenant Delay experienced by Landlord in order to substantially complete the Second Amendment Tenant Improvements and deliver the Second Amendment Relocation Premises to Tenant, and such sum shall be due and payable by Tenant upon written demand by Landlord.

A.2.3Effect of Landlord Delay. If Landlord is unable to substantially complete the Second Amendment Tenant Improvements and deliver possession of the Second Amendment Relocation Premises to Tenant within two (2) months following the Second Amendment Target Delivery Date as a result of delays resulting from causes solely within Landlord’s control, Tenant shall receive a per diem credit of Annual Base Rent for each day that the Second Amendment Commencement Date is delayed beyond the such two (2)-month period solely as a result of such Landlord’s delay.

A.3Tenant's Systems. Tenant, at its sole expense, shall design, install, construct and maintain Tenant’s data, telephone, audio-visual, internet and video systems (“Tenant's Communications Systems”) and Tenant’s furniture systems (collectively, the “Tenant's Systems”) within the Premises and the related wiring within the Building necessary for the operation thereof. Tenant’s Communications Systems shall not be included in the Second Amendment Tenant Improvements. Landlord will permit Tenant and its agents, architects, engineers, space planners, contractors, subcontractors, suppliers and materialmen (“Tenant’s Agents and Consultants”) to have access to the Premises and the Building (at the sole risk of such parties and without liability to Landlord) for such purposes subject to the terms and conditions of this Lease, such access to be (a) temporary and solely for the purpose of designing and installing the Tenant’s Systems, and (b) permissible as of the later of (i) July 17, 2012 or (ii) fourteen (14) days prior to the reasonably ascertainable Second Amendment Effective Date in the event that the Second Amendment Target Delivery Date is extended in accordance with the provisions hereof. The design, plans and specifications for the wiring, cabling and equipment for Tenant’s Communication System, and its locations and connections from within the Second Amendment Relocation Premises to the Building risers, conduits and systems shall be subject to Landlord’s prior review and approval. Tenant shall provide Landlord with reasonable prior written notice of any construction work relating to Tenant’s Systems that involves any Building systems, and all such work shall be coordinated with Landlord and subject to Landlord supervision.

A.4Confirmatory Amendments. When the Second Amendment Effective Date has been finally determined in accordance with the provisions set forth in this Exhibit A – Second Amendment Work, the parties hereto shall execute a document in recordable form, setting forth said dates and said document shall be deemed a supplement to and part of this Lease. The parties hereto agree to execute such confirmatory document not later than fifteen (15) days following the Second Amendment Effective Date.

Exhibit B – Second Amendment Work

[Attached Hereto]

Exhibit C- Second Amendment Work

Second Amendment Tenant Standards

1.Landlord will construct the Premises in accordance with the concept plan shown in Exhibit B- Second Amendment Work

Partitions

1.	Interior partitions shall be constructed of 2 ½” metal studs with 5/8” layer of sheetrock on each side and shall extend to 3” above the ceiling.

2.	Demising walls shall be full height.
3.	All partitions shall be built in accordance with local and state building codes.

Doors / Glass

1.

The Tenant Entry shall remain. If a new Building Standard Tenant Entry door is required it shall be 3’w x 8’h cherry door with 18” glass sidelight in a cherry frame. Tenant exit doors shall be 3’ x 8’ cherry with cherry frame..

2.

Tenant Building Standard interior doors shall be 3’-0” x 8’-0” solid core wood doors with knock down hollow metal frames. If existing doors are reused, they shall be refinished to be of similar finish to the new doors.

3.	Door hardware on Building Standard doors shall be lever handle type passage set. Schlage or equal.
4.	Fire rated door assemblies shall be provided where required by code.
5.	Locksets shall be provided on entry and exit doors only with two (2) keys provided.
6.	Glass sidelights shall be treated as a Tenant upgrade and shall be frameless and 3’ wide and run from floor to top of door frame.

Wall Finishes

1.	All walls shall be painted with two coats of one Building Standard color of latex paint with eggshell finish.
2.	Door frames shall be painted with two coats of one Building Standard color enamel paint or equal.

Ceiling

1.

The ceiling system shall be the Building Standard 2’x2’ or 2’ x 4’ fineline grid and fissured acoustical tiles, at Landlord's discretion. If existing ceiling system is to remain, areas where new ceiling is required shall receive Building Standard 2’x2’ or 2’ x 4’ fineline grid and fissured acoustical tiles, at Landlord's discretion.

Flooring

1.	All areas are to receive 26 ounce Building Standard carpet, direct glued down. All material selections to be made from Building Standard samples and must be currently available as a quick ship item.
2.	All areas to receive 4” Building Standard vinyl base.
3.	At Tenant's request, storage, pantry and workrooms may receive 12”x 12” x 1/8” Building Standard vinyl composition tile.

1.	Existing pantry shall remain.

Millwork/Accessories

2.	If a new Pantry is required, cabinetry, if any, shall be as follows:
•	6 lf of Building Standard plastic laminate countertop w/ Building Standard sink.
•

6 lf of upper cabinetry/microwave shelf with Building Standard plastic laminate. 3lf of Base cabinets to allow for 3’ of open space under sink per ADA requirements. Additional open space for 30” wide refrigerator.

Furniture

1.	All landscape systems furniture and installation by Tenant.
2.	All furniture and furniture installation by Tenant.

Electrical

1.	Building Standard lighting shall be the indirect 2’x4’ or 2’x2’ parabolic or direct/indirect fluorescent fixture, at Landlord’s discretion, to provide general office lighting.
2.	All switching is to be provided by single pole wiring.
3.	Building Standard duplex wall receptacles shall be installed in accordance with standard office requirements.

Floor outlets shall be a Tenant upgrade

4.	All emergency lighting and fire alarm work shall be Building Standard and as required by the local code officials.
5.	All power and lighting panels and transformers shall be installed within the tenant space (unless otherwise required by Owner) and shall be fed from the Base Building bus duct riser.

Telephone and Data

1.	All work associated with Telephone and Data is excluded and to be by Tenant.

HVAC

1.

Existing medium pressure ductwork for each air handling unit to remain for Tenant use with existing DDC control system with pneumatic operators to remain at existing air handling units. All new controls to be electronic type. System design and configuration shall meet current ASHRE standards. All existing controls shall be serviced and in good operating order.

2.	Interior and Perimeter building zones may cross between demised tenant spaces.
3.

The furnishing and installation of low pressure ductwork, flex ductwork, diffusers, controls and the installation of any new VAV units with thermostats is to be performed under the Tenant Improvement Work.

4.	Interior Diffusers shall be Building Standard light troffers, and linear (at the perimeter).
5.	The following terminal units shall be provided as a minimum:
•	Interior zone VAV units: one unit per 1,500 usf
•	Perimeter zone VAV w/heat: 750 usf perimeter zone
6.	Any reused existing VAV boxes or other mechanical equipment shall be inspected, serviced and repaired as required under the Tenant Improvement Work.

Sprinklers

1.

Sprinklers shall be configured in accordance with local codes and the Landlord’s underwriter's criteria for ordinary hazard during the Tenant Improvement Work. Final finish heads to be flush type as approved by the Landlord’s insurance carrier.

Blinds

1.	Building Standard horizontal blinds are as provided on the exterior windows. Existing horizontal blinds shall be serviced and in good operating order.

Signage

1.

The Tenant’s company name and logo shall be placed on the Tenant Entry glass panel in Building Standard gold colored vinyl lettering. No signage is permitted on doors. If glass sidelight is not provided, entry sign shall be installed on a Building Standard frosted glass panel attached to wall next to Tenant Entry door(s) with brushed stainless steel fasteners.